Exhibit 10.30

PROPELL TECHNOLOGIES GROUP INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), made effective as of March 1, 2013 (the “Effective Date”), by and between PROPELL TECHNOLOGIES GROUP, INC., a corporation organized under the laws of the State of Delaware with offices located at 1701 Commerce Street, 2nd Floor, Houston, Texas 77002 (the “Company”), and JOHN A. ZOTOS, an individual (the “Consultant”).

RECITALS

A. The Company desires for Consultant to serve as its Corporate Secretary  and to have Consultant serve on the Board of Directors of the Company (the "Board") on the terms and conditions hereinafter set forth; and

B. Consultant desires to serve as the Company’s Corporate Secretary and to serve on the Board and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants set forth herein, the parties hereto agree as follows:

1. Service.

(a) Duties. The Company hereby agrees to retain Consultant, and Consultant hereby agrees to serve, as the Corporate Secretary of the Company. In his role as Corporate Secretary of the Company, Consultant shall be responsible for such duties and functions of a supervisory or managerial nature as may be directed from time to time by the Board provided that such duties are reasonable and customary for a Corporate Secretary. Consultant agrees that he shall, during the term of this Agreement, except during reasonable vacation periods, periods of illness and the like, devote such commercially necessary portion of his business time, attention and ability to his duties and responsibilities hereunder; provided, however, that nothing contained herein shall be construed to prohibit or restrict Consultant from (i) serving in other various business capacities or serving as a director or consultant of any corporation, except any business or corporation that is a “Competitor” as defined in Section 6(a) below, with or without compensation therefor; (ii) serving in various capacities in community, civic, religious or charitable organizations or trade associations or leagues; or (iii) attending to personal business; provided, however, that no such service or activity permitted in this Section 1(a) shall materially interfere with the performance by Consultant of his duties hereunder.

(b) Term.

(i) The term of this Agreement and Consultant’s consulting period shall be for a term commencing on the date of this Agreement and ending on the third (3rd) anniversary of the Effective Date (the "Consulting Period"). .

(ii) Notwithstanding anything contained herein to the contrary,

(A) Consultant’s service with the Company may be terminated by the Company or Consultant during the Consulting Period, subject to the terms and conditions of this Agreement; and (B) nothing in this Agreement shall mandate or prohibit a continuation of Consultant’s service following the expiration of the Consulting Period upon such terms and conditions as the Board and Consultant may mutually agree.

2. Compensation. (a) The Company agrees to pay the Consultant for the Services set forth on this Agreement a fee of $2,500 per month, payable on a bi-weekly basis.

(b) Stock Options. The Consultant shall receive non-restricted options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.25 per share. The options will vest as follows: 250,012 options shall vest upon the Effective Date and 20,833 options shall vest on each monthly anniversary of the Effective Date for 36 successive months while Consultant is employed by the Company. All such vested options will remain exercisable for a period of five years from the Effective Date. Change of Control shall be defined as a sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(c) Reimbursement of Business Expenses. The Company shall promptly reimburse Consultant for all reasonable out-of-pocket expenses incurred by him pursuant to his service hereunder during the Consulting Period, including, but not limited to, all reasonable travel and entertainment expenses. Consultant may only obtain reimbursement under this Section 2(c) upon submission of such receipts and records as may be initially required by the Board and, thereafter, as may be required under the reimbursement policies established by the Company; provided, however, that any expense that exceeds $5,000 shall require pre-approval by the Board. Notwithstanding the foregoing, Consultant shall be permitted to charge reasonable expenses delineated in this Section 2(d) to Company charge cards or other credit accounts made available to Consultant by the Board.

(d) Taxes and Benefits. Consultant will file his own tax returns on the basis of his status as an independent contractor. Consultant shall be solely responsible for, and shall pay all taxes in accordance with applicable law. Consultant shall not be entitled to benefits associated with employment status such as medical, dental and life insurance or to participate in other Company benefit programs.

3. Termination of Service; Events of Termination.

(a) This Agreement may be terminated by the Consultant or Company with 30 days prior written notice. The Company shall pay Consultant for any authorized Services provided prior to the end of the notice period.

(b) Notice of Termination. Any termination of Consultant's service by the Company or any such termination by Consultant (other than on account of death) shall be communicated by written notice of termination to the other party hereto. In the event of the termination of Consultant's service on account of death, written notice of termination shall be deemed to have been provided on the date of death.

4. Confidential Information.

(a) Consultant agrees that during the course of his service or at any time thereafter, he will not disclose or make accessible to any other person, the Company’s products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any Related Entities or any of their clients. Consultant agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Company’s facilities at any time during his service for the Company other than to perform his duties hereunder. Consultant agrees immediately to return all such material and reproductions thereof in his possession to the Company upon request and in any event upon termination of service.

(b) Except with prior written authorization by the Company, Consultant agrees not to disclose or publish any of the confidential, technical or business information or material of the Company, its clients or any other party to whom the Company owes an obligation of confidence, at any time during or after his service with the Company.

(c) In the event that Consultant breaches any provisions of this Section 4 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 4, Consultant shall not urge as a defense that there is an adequate remedy at law, nor shall the Company be prevented from seeking any other remedies which may be available. In addition, Consultant agrees that in the event that he breaches the covenants in this Section 5, in addition to any other rights that the Company may have, Consultant shall be required to pay to the Company any amounts he receives in connection with such breach.

(d) Consultant recognizes that in the course of his duties hereunder, he may receive from the Company or others information which may be considered “material, non-public information” concerning a public company that is subject to the reporting requirements of the United States Securities and Exchange Act of 1934, as amended. Consultant agrees not to:

(i) Buy or sell any security, option, bond or warrant while in possession of relevant material, non-public information received from the Company or others in connection herewith, and

(ii) Provide the Company with information with respect to any public company that may be considered material, non-public information, unless first specifically agreed to in writing by the Company.

5. Inventions Discovered by Consultant.

(a) Consultant shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by Consultant, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within one year after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which Consultant was or is involved; (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises; or (c) which directly relates to any of Consultant’s work during the Term, whether or not during normal working hours. Consultant hereby assigns to the Company all of Consultant’s right, title and interest in and to any such Inventions. During and after the Term, Consultant shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Consultant’s agreed compensation during the course of Consultant’s service. All such acts shall be done without cost or expense to Consultant. Consultant shall be compensated for the giving of evidence or testimony after the term of Consultant’s service at the rate of $500/day. Without limiting the foregoing, Consultant further acknowledges that all original works of authorship by Consultant, whether created alone or jointly with others, related to Consultant’s service with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. Consultant hereby irrevocably designates counsel to the Company as Consultant's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 6 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant agrees to confirm any such waivers and consents from time to time as requested by the Company.

6. Non-Compete; Non-Solicitation.

(a) Non-Compete. For a period commencing on the Effective Date and ending one year after the date Consultant ceases to be retained by the Company (the "Non-Competition Period"), Consultant shall not, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any business which develops, markets or sells products that are directly competitive with the products being developed or sold by the Company at the time of termination (collectively, a "Competitor"). Nothing herein shall prohibit Consultant from being a passive owner of not more than 5% of the equity securities of a Competitor which is publicly traded, so long as he has no active participation in the business of such Competitor.

(b) Non-Solicitation. During the Non-Competition Period, Consultant shall not, directly or indirectly (i) induce or attempt to induce or aid others in inducing anyone working at or for the Company to cease working at or for the Company, or in any way interfere with the relationship between the Company and anyone working at or for the Company except in the proper exercise of Consultant’s authority; or (ii) in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation of the Company.

(c) Scope. If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

(d) Independent Agreement. The covenants made in this Section 6 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of Consultant against the Company or any of its Related

Entities, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. Consultant agrees that this Agreement is personal to him and may not be assigned by him other than by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Consultant’s legal representative.

8. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware of the United States of America without regard to principles of conflict of laws. The State of Delaware shall be the exclusive jurisdiction for any disputes arising under this Agreement and the Parties hereby consent to such jurisdiction.

9. Entire Agreement. This instrument contains the entire understanding and agreement among the parties relating to the subject matter hereof, except as otherwise referred to herein, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any provisions hereof may be waived or modified, except by an agreement in writing signed by the party(ies) against whom enforcement of any waiver or modification is sought.

10. Severability. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, or to any extent, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Notices. Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and delivered by courier or personal delivery, facsimile transmission (to be followed promptly by written confirmation mailed by certified mail as provided below) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company: 1701 Commerce Street Second Floor Houston, TX 77002

If to Consultant: Mr. John A. Zotos 1701 Commerce Street Second Floor Houston, TX 77002

If delivered personally, by courier or facsimile transmission (confirmed as aforesaid and provided written confirmation and receipt is obtained by the sender), the date on which a notice is delivered or transmitted shall be the date on which such delivery is made. Notices given by mail as aforesaid shall be effective and deemed received upon the date of actual receipt or upon the third business day subsequent to deposit in the U.S. mail, whichever is earlier. Either party hereto may change its or his address specified for notices herein by designating a new address by notice in accordance with this Section 11.

12. No Undue Influence. This Agreement is executed voluntarily and without any duress or undue influence. Consultant acknowledges that he has read this Agreement and executed it with his full and free consent. No provision of this Agreement shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Agreement.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date first above written.

CONSULTANT: COMPANY

Propell Technologies Group Inc.,
a Delaware Corporation

/s/ John A. Zotos	By: /s/ Edward Bernstein
JOHN A. ZOTOS	Name: Edward Bernstein
Title: Chairman